Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Reports Third Quarter Fiscal 2025 Financial Results and Provides Business Update

Vancouver, British Columbia – May 12, 2025. InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today reports financial results for the third quarter of the fiscal year 2025 which ended March 31, 2025.

The Company’s full financial statements and related MD&A for the third quarter ended March 31, 2025, are available at www.inmedpharma.com, www.sedar.com and at www.sec.gov.

Eric A. Adams, InMed’s Chief Executive Officer, commented, “We continue to advance INM-901 as a differentiated approach to treating Alzheimer’s disease by targeting neuroinflammation beyond conventional amyloid beta and tau-targeting strategies, and we look forward to sharing additional data in the near term.”

Adams continued, “On the commercial side, BayMedica continues to deliver stable revenues quarter-over-quarter. While gross margins were impacted by increased pricing pressure, we remain focused on optimizing our product mix and improving operational efficiencies.”

Business Update - Pharmaceutical Development Programs

INM-901: Targeting multiple biological pathways in Alzheimer’s disease (‘AD’)

INM-901 is a proprietary small molecule drug candidate currently under development for the treatment of Alzheimer’s disease (AD), with multiple mechanisms of action.

Positive data from long-term in vivo preclinical AD studies highlighted INM-901’s ability to significantly reduce neuroinflammation - a key factor in the onset and progression of Alzheimer’s disease. The Company is currently conducting further research examining INM-901’s impact on neuroinflammation independent of amyloid beta plaques and tau protein tangles which are the primary targets of conventional therapies.

Additionally, analyses from this long-term study are underway, including detailed molecular evaluations aimed at elucidating INM-901’s mechanisms of action and its potential role in addressing the complex pathology of AD.

INM-089: Targeting the treatment of dry Age-related Macular Degeneration (“AMD”)

INM-089 is a proprietary small molecule drug candidate offering a differentiated approach to the treatment of dry age-related macular degeneration (AMD). Preclinical studies of INM-089 demonstrated significant functional and pathological improvements in a dry AMD disease study model. Key characteristics of INM-089 include:

●	ability to proactively protect the retinal ganglion cells from cellular toxicity;

●	demonstrates promise in preserving retinal function in an in vivo AMD disease model;

●	improved the thickness of the outer nuclear layer of the retina where the photoreceptors are located;

●	deliverable via preferred IVT formulation; and

●	is a preferential signaling agonist of cannabinoid receptor 1 (CB1) and cannabinoid receptor 2 (CB2).

Financial commentary:

For the three months ended March 31, 2025, the Company reported a net loss of $2.12 million, compared to a net loss of $1.72 million in the same period the previous year. The increase was largely driven by higher expenses related to pharmaceutical research and development activities, as well as financing costs.

Pharmaceutical research and development and patent expenses were $0.91 million for the three months ended March 31, 2025, compared with $0.65 million for the three months ended March 31, 2024. The increase was primarily due to an increase in external contractors relating to our INM-901 and INM-089 programs and patent fees, offset by a decrease in compensation expense.

General and administrative expenses were $1.33 million for the three months ended March 31, 2025, compared to $3.75 million the same period the previous year. The decrease resulted primarily from a combination of changes including lower accounting fees, share-based payments fees, and shareholder communication fees.

As of March 31, 2025, the Company’s cash, cash equivalents and short-term investments were $4.68 million, which compares to $6.57 million at June 30, 2024. The Company continues to closely monitor expenses while advancing its pharmaceutical pipeline candidates and expects its cash will be sufficient to fund its planned operating expenses and capital expenditures into the third quarter of calendar year 2025, depending on the level and timing of BayMedica commercial revenues, as well as the level and timing of our operating expenses. The Company expects to seek additional funding through equity financings, debt financings and/or other capital sources, including collaborations with other companies, government contracts or other strategic transactions.

BayMedica’s commercial business generated revenues of $1.26 million for the three months ended March 31, 2025, compared to $1.18 million for the same period last year, reflecting an 8% increase. The increase in sales resulted from expanded marketing efforts and increased demand for certain cannabinoid products. Despite steady revenue quarter-over-quarter, gross margin declined due to competitive pricing pressures and increased sales of lower margin products. While market demand increased, the need to remain price competitive impacted overall profitability for the period. Certain segments of our supply chain may be negatively impacted by changes to tariffs by the U.S. and other countries. We are actively analyzing the potential effects and exploring strategies to mitigate the impact of tariffs on profitability in future quarters.

Table 1. CONDENSED CONSOLIDATED BALANCE SHEETS

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

Expressed in U.S. Dollars

	March 31,	June 30,
	2025	2024
	(unaudited)
ASSETS	$	$
Current
Cash and cash equivalents	4,679,826	6,571,610
Short-term investments	40,582	43,064
Accounts receivable (less provision for credit losses of $nil and $66,775 in March 31, 2025 and June 30, 2024, respectively)	367,813	352,838
Inventories	813,970	1,244,324
Prepaids and other current assets	507,872	477,749
Total current assets	6,410,063	8,689,585

Non-Current
Property, equipment and ROU assets, net	1,108,662	1,249,999
Intangible assets, net	1,661,109	1,783,198
Other assets	100,000	100,000
Total Assets	9,279,834	11,822,782

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	1,409,715	1,654,011
Current portion of lease obligations	429,247	317,797
Total current liabilities	1,838,962	1,971,808

Non-current
Lease obligations, net of current portion	419,347	644,865
Total Liabilities	2,258,309	2,616,673
Commitments and Contingencies (Note 11)

Shareholders’ Equity
Common shares, no par value, unlimited authorized shares: 1,207,186 (June 30, 2024 - 445,948 ) issued and outstanding	87,457,095	82,784,400
Additional paid-in capital	34,885,442	35,368,899
Accumulated deficit	(115,449,581)	(109,075,759)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders’ Equity	7,021,525	9,206,109
Total Liabilities and Shareholders’ Equity	9,279,834	11,822,782

Table 2. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS UNAUDITED

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Expressed in U.S. Dollars

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
	$	$	$	$

Sales	1,261,578	1,172,601	3,637,923	3,314,663
Cost of sales	1,085,953	883,143	2,507,991	2,679,821
Gross profit	175,625	289,458	1,129,932	634,842
Operating Expenses
Research and development and patents	909,653	656,764	2,741,200	2,558,648
General and administrative	1,328,996	1,374,095	4,304,505	4,036,784
Amortization and depreciation	52,306	54,767	160,087	164,833
Foreign exchange loss	22,165	48,156	50,608	36,717
Total operating expenses	2,313,120	2,133,782	7,256,400	6,796,982

Other Income (Expense)
Interest and other income	16,565	121,458	104,195	424,261
Finance expense	-	-	(351,549)	-
Loss before income taxes	(2,120,930)	(1,722,866)	(6,373,822)	(5,737,879)

Income tax expense	-	-	-	-
Net loss for the period	(2,120,930)	(1,722,866)	(6,373,822)	(5,737,879)

Net loss per share for the period
Basic and diluted	(1.94)	(3.58)	(7.93)	(16.48)
Weighted average outstanding common shares
Basic and diluted	1,095,973	480,649	803,909	348,097

Table 3. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS UNAUDITED

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

For the Nine months March 31, 2025 and 2024

Expressed in U.S. Dollars

	March 31, 2025	March 31, 2024

Cash used in:	$	$

Operating Activities
Net loss	(6,373,822)	(5,737,879)
Items not requiring cash:
Amortization and depreciation	160,087	164,833
Share-based compensation	92,577	98,760
Amortization of right-of-use assets	243,555	287,824
Interest income received on short-term investments	567	(1,271)
Unrealized foreign exchange loss	44,875	2,607
Inventory write-down	-	263,404
Payments on lease obligations	(315,221)	(289,302)
Changes in operating assets and liabilities:
Inventories	430,354	159,000
Prepaids and other currents assets	(12,145)	(520,653)
Other non-current assets	-	4,908
Accounts receivable	(14,975)	52,718
Accounts payable and accrued liabilities	(244,297)	(425,446)
Deferred rent	-	(16,171)
Total cash used in operating activities	(5,988,445)	(5,956,668)

Investing Activities
Sale of short-term investments	40,039	42,513
Purchase of short-term investments	(40,039)	(42,513)
Purchase of property and equipment	-	(9,293)
Total cash (used in) provided by investing activities	-	(9,293)

Financing Activities
Proceeds from private placement net of issuance costs	4,361,220	5,216,193
Share issuance costs	(264,559)	(562,151)
Total cash provided by financing activities	4,096,661	4,654,042

Decrease in cash and cash equivalents during the period	(1,891,784)	(1,311,919)
Cash and cash equivalents beginning of the period	6,571,610	8,912,517
Cash and cash equivalents end of the period	4,679,826	7,600,598

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$-	$-
		-
SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Fair value of warrant modification recorded as equity issuance costs	$-	$3,508,749
Preferred investment options to its placement agent	$-	$325,699
Recognition of Right-of-use asset and corresponding operating lease liability	$187,223	$968,376

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about; the efficacy of INM-901, INM-901’s ability to treat Alzheimer’s, marketability and uses for INM-901, the results of further studies into INM-901 and acceleration of the development of InMed’s Alzheimer’s program; the efficacy of INM-089, INM-089’s ability to treat AMD, marketability and uses for INM-089, the results of further studies into INM-089 and the further development of InMed’s AMD program; optimizing BayMedica’s product mix and improving operational efficiencies; expectations that the Company’s cash will be sufficient to fund its planned operating expenses and capital expenditures requirements into the third quarter of calendar year 2025; expectations that the Company will seek additional funding.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K, in Item 1A. of the Quarterly Report for the period ended March 31, 2025, and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.